Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc. of our report dated July 29, 2004, with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc. included in its Annual Report (Form 10-K/A Amendment No. 2) for the year ended June 30, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 1, 2005